                                                                     EXHIBIT 4.2

                         PENNZOIL-QUAKER STATE COMPANY

                  OFFICERS' CERTIFICATE DELIVERED PURSUANT TO
           SECTION 301 OF THE INDENTURE DATED AS OF FEBRUARY 1, 1999

     The undersigned, the Group Vice President, Chief Financial Officer and Treasurer and the Corporate Secretary of Pennzoil-Quaker State Company (the "Company"), hereby certify that:

     1. This Certificate is delivered to Chase Bank of Texas, National Association (the "Trustee"), as trustee, pursuant to Section 301 of the Indenture dated as of February 1, 1999 between the Company and the Trustee in connection with the Company Order dated March 30, 1999 (the "Order") for the authentication and delivery by the Trustee of $200,000,000 aggregate principal amount of 6 3/4% Notes due 2009 ("Notes") and $400,000,000 aggregate principal amount of 7 3/8% Debentures due 2029 ("Debentures") and, together with the Notes, the "Debt Securities").

     2. The undersigned have read Sections 103, 301 and 303 of the Indenture and the definitions in the Indenture relating thereto.

     3. The statements made herein are based either upon the personal knowledge of the persons making this Certificate or on information, data and reports furnished to such persons by the officers, counsel, department heads or employees of the Company who have knowledge of the facts involved.

     4. The undersigned have examined the Order, and they have examined the covenants, conditions and provisions of the Indenture relating thereto.

     5. In the opinion of the persons making this Certificate, they have made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not all conditions provided for in the Indenture with respect to the Order have been complied with.

     6. All conditions precedent provided in the Indenture to the authentication by the Trustee of $200,000,000 aggregate principal amount of Notes and $400,000,000 aggregate principal amount of Debentures have been complied with, and such Debt Securities may be delivered in accordance with the Order as provided in the Indenture.

     7. The terms of the Debt Securities of each series (including the Form of Debt Securities) shall be as set forth in the resolutions duly adopted by the Pricing Committee of the Board of Directors of the Company as of March 25, 1999 (a copy of such resolutions being attached hereto as Exhibit A).

     IN WITNESS WHEREOF, the undersigned have hereunto executed this Certificate as of March 30, 1999.


                              /s/ David P. Alderson II
                              ------------------------------------------------
                              David P. Alderson II
                              Group Vice President, Chief Financial Officer and Treasurer

                              /s/ Linda Condit
                              ------------------------------------------------
                              Linda Condit
                              Corporate Secretary

                                                                       Exhibit A

                         PENNZOIL-QUAKER STATE COMPANY

                         Written Consent of Sole Member
                            of the Pricing Committee
                           of the Board of Directors

     Pursuant to the provisions of Section 141(f) of the Delaware General Corporation Law, the undersigned, being the sole member of the Pricing Committee of the Board of Directors of Pennzoil-Quaker State Company, a Delaware corporation (the "Company"), entitled to act upon the following resolutions, hereby consents to the adoption of, approves, confirms and adopts the resolutions attached hereto, such resolutions to be in full force and effect as of the date hereof as if duly adopted at a special meeting of the Pricing Committee of the Board of Directors of the Company called and held for the purpose of considering and acting upon the same.

     IN WITNESS WHEREOF, the undersigned has hereunder subscribed his name as of the 25th day of March, 1999.


                                            /s/ James L. Pate
                                            ----------------------------------
                                            James L. Pate

     WHEREAS, pursuant to resolutions adopted by the Board of Directors of the Company on December 14, 1998, this Pricing Committee was authorized, empowered and directed, for and on behalf of the Company, to determine any and all terms and conditions of the sale of the Securities (as defined below) and to take all other actions necessary to effectuate the registration, issuance and sale of the Offered Securities.

     RESOLVED, that the form, terms and provisions of the Company's Registration Statement on Form S-3 (Registration No. 333-65909), as amended, as filed with the Securities and Exchange Commission and as declared effective as of January 25, 1999, relating to $1,000,000,000 principal amount of Securities of the Company ("Securities"), as executed for and on behalf of the Company, be and hereby are in all respects approved; and further

     RESOLVED, that the forms, terms and provisions of the Prospectus included in such registration statement and the Prospectus Supplement dated March 25, 1999 supplementary thereto ("Prospectus Supplement") and relating to $200,000,000 principal amount of 6 3/4% Notes due April 1, 2009 (the "Notes") and $400,000,000 principal amount of 7 3/8% Debentures due April 1, 2029 of the Company (the "Debentures" and, with the Notes, the "Debt Securities") be and hereby are in all respects approved; and further

     RESOLVED, that the form, terms and provisions of the Underwriting Agreement relating to the Debt Securities between the Company and the underwriters named therein ("Underwriting Agreement") presented with these resolutions be and hereby are in all respects approved in the form executed; and further

     RESOLVED, that in accordance with the provisions of Section 301 of the Indenture dated as of February 1, 1999 (the "Indenture") between the Company and Chase Bank of Texas, National Association, as trustee ("Trustee"), there be and hereby is created and established two series of debt securities of the Company designated as "6 3/4% Notes due April 1, 2009" limited in aggregate principal amount to $200,000,000 and "7 3/8% Debentures due 2029" limited in aggregate principal amount to $400,000,000, the terms of which shall be as set forth in Annex A hereto; and further

     RESOLVED, that the form of registered Debt Securities without coupons and the form of Trustee's authentication certificate to be endorsed on all Debt Securities shall be substantially in the respective forms set forth in Annex A hereto, with such changes and completions as the officers of the Company executing such Debt Securities shall approve; and further

     RESOLVED, that the entire principal amount of Notes and Debentures may be executed at one time or from time to time by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company signed by the Chairman of the Board, the President or any Vice President and the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, such Debt Securities so authenticated and delivered thereby entitling the holders thereof to such rights, and subjecting them to such limitations, as set forth in the Indenture and Annex A hereto; and the officers of the

Company hereinafter specified be and hereby are authorized, for and on behalf of the Company, to cause to be executed, issued, authenticated and delivered Notes and Debentures in an aggregate principal amount not to exceed $200,000,000 and $400,000,000, respectively; and further

     RESOLVED, that the Debt Securities, whether in definitive or temporary form, shall be signed on behalf of the Company by the Chairman of the Board, the President or any Vice President of the Company, under the corporate seal of the Company attested by the Secretary or an Assistant Secretary; provided, that the signature of any such officer upon the Debt Securities may be in facsimile or may be imprinted or otherwise reproduced on the Debt Securities, the Company hereby adopting as binding upon it the facsimile signature of any person who shall be any such officer of the Company at the time of the execution of the Debt Securities, irrespective of the date as of which the same shall be executed or authenticated and notwithstanding the fact that at the time the Debt Securities shall be authenticated or delivered or disposed of he shall have ceased to be such officer of the Company; and provided, that the seal of the Company may be in facsimile and may be impressed, affixed, imprinted or otherwise reproduced on the Debt Securities; and further

     RESOLVED, that the Company adopt as and for its signature on any of the Debt Securities authorized to be executed on its behalf pursuant to the provisions of these resolutions the facsimile signatures of James L. Pate, as Chairman of the Board, and Linda F. Condit, Corporate Secretary, respectively, when used and imprinted on the Debt Securities, and the Company hereby adopts as and for its corporate seal a facsimile thereof when used and imprinted on the Debt Securities; and further

     RESOLVED, that any person, firm or corporation at any time, unaffected by any amendment, modification or rescission of this resolution, may rely on the facsimile signatures authorized by the preceding resolution, when imprinted on the Debt Securities by an officer or employee of the Company, whether or not authorized by the preceding resolution, by use of any signature machine of the Company, or when imprinted on the Debt Securities by an officer or employee of American Bank Note Company, whether or not authorized by it, by use of any signature machine of such company; and any such facsimile so relied upon shall be valid and effectual and binding on the Company as if the same had been executed manually or by a duly authorized officer or agent of the Company acting on its behalf; and further

     RESOLVED, that the officers of the Company be and hereby are authorized and empowered, for and on behalf of the Company, acting severally or jointly, to sign, seal and deliver such papers and documents and to do or cause to be done any or all such acts and things as they may deem necessary, appropriate or desirable in order to enable the Company fully and promptly to perform all of its obligations under the Underwriting Agreement; and further

     RESOLVED, that the proceeds from the sale of the Debt Securities be applied in the manner set forth under the caption "Use of Proceeds" in the Prospectus Supplement; and further

     RESOLVED, that the officers of the Company be and hereby are authorized and empowered, for and on behalf of the Company, to take any and all action that any such officer may deem necessary, appropriate or desirable in connection with making the Notes and the Debentures eligible for trading through The Depository Trust Company (the "DTC") or any other securities clearing agency or depository, including, without limitation, negotiating, entering into, executing and delivering a letter agreement with the DTC or any such agency or depository relating to the aforesaid; and further

     RESOLVED, that the officers of the Company be and hereby are authorized to perform and to do such acts and things and to execute and file such other documents, as in their opinion may be necessary, desirable or appropriate in order to carry out the purposes of the foregoing resolutions.

                                                                         ANNEX A


                         PENNZOIL-QUAKER STATE COMPANY

                             6 3/4% Notes due 2009
                          7 3/8% Debentures due 2029

     Two series of Securities are hereby established pursuant to Section 301 of the Indenture dated as of February 1, 1999 (the "Indenture") between Pennzoil-Quaker State Company (the "Company") and Chase Bank of Texas, National Association (the "Trustee") as follows:

     1. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Indenture.

     2. The title of the 6 3/4% Notes due 2009 shall be "6 3/4% Notes due 2009" (the "Notes"), and the title of the 7 3/8% Debentures due 2029 shall be "7 3/8% Debentures due 2029" (the "Debentures" and, together with the Notes, the "Debt Securities").

     3. The limit upon the aggregate principal amount of the Notes and the Debentures that may be authenticated and delivered under the Indenture (except for Debt Securities of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of such series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Debt Securities of such series that, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered thereunder) is $200,000,000 and $400,000,000, respectively.

     4. The date on which the principal of the Notes and the Debentures is payable shall be April 1, 2009 and April 1, 2029, respectively.

     5. The rate at which the Notes shall bear interest shall be 6 3/4% per annum, and the rate at which the Debentures shall bear interest shall be 7 3/8% per annum. The date from which interest shall accrue for the Debt Securities of each series shall be March 30, 1999. The Interest Payment Dates on which such interest shall be payable shall be April 1 and October 1 of each year, commencing October 1, 1999. The Regular Record Date for interest payable on the Debt Securities on any Interest Payment Date shall be the March 15 or September 15, as the case may be, next preceding such Interest Payment Date. No additional amounts with respect to the Debt Securities shall be payable.

     6. The place or places where the principal of, premium (if any) on and interest on the Debt Securities shall be payable shall be the office or agency of the Company maintained for that purpose, initially the Corporate Trust Office of the Trustee, in Houston, Texas, and any other office or agency maintained by the Company for such purpose or, at the option of the Holder, in the Borough of Manhattan, The City of New York, New York. Payments in respect of Debt Securities in the form of global Securities (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of such Debt

Securities. In all other cases, at the option of the Company, payment of interest on any Debt Securities may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register for such Debt Securities.

     7. The Debt Securities are subject to redemption, in whole or in part, at any time and from time to time, at the option of the Company, upon not less than 30 nor more than 60 days' prior notice as provided in the Indenture, on any Redemption Date at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Debt Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points for the Notes and 35 basis points for the Debentures, in each case plus accrued interest thereon to the Redemption Date. Notice of intention to redeem the Debt Securities in whole or in part shall be given in accordance with Section 1104 of the Indenture.

     "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the second Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes or the Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes or the Debentures, as applicable.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

     "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) as of the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Reference Treasury Dealer" means each of Chase Securities Inc. (and its successors), Lehman Brothers, Inc. (and its successors), Merrill Lynch, Pierce, Fenner & Smith Incorporated (and its successors) and, at the option of the Trustee two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third Business Day preceding such Redemption Date.

     "Remaining Scheduled Payments" means, with respect to each Debt Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Debt Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

     8. The Company shall have no obligation to redeem, purchase or repay Debt Securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof.

     9. The Depository Trust Company is hereby designated as the Depositary with respect to any global Debt Securities.

     10. In addition to the conditions set forth in Section 401 of the Indenture, the right of the Company to satisfy the Indenture to the extent set forth in Section 401 of the Indenture shall be subject to the condition that the Company has delivered to the Trustee an Opinion of Counsel (as defined in the Indenture) that the satisfaction and discharge pursuant to Section 401 of the Indenture will not cause the Holders of the Debt Securities to recognize income, gain or loss for United States federal income tax purposes.

     In addition to the conditions set forth in Section 403 of the Indenture, the right of the Company to satisfy the Indenture with respect to the Debt Securities to the extent set forth in Section 403 of the Indenture shall be subject to the conditions that the Company shall have received from, or there shall have been published by, the United States Internal Revenue Service a ruling to the effect that the satisfaction and discharge to the extent set forth in Section 403 of the Indenture will not cause the Holders of the Debt Securities to recognize income, gain or loss for United States federal income tax purposes.

     11. So long as any of the Debt Securities are outstanding, the Company will not, and will not permit any Material Subsidiary to pledge, mortgage, hypothecate or grant a security interest in, or permit any Lien upon, any property or assets owned by the Company or any Material Subsidiary to secure any Indebtedness, without making effective provision whereby the Debt Securities shall (so long as such other Indebtedness shall be so secured) be equally and ratably secured with any and all such other Indebtedness and any other indebtedness similarly entitled to be equally and ratably secured (including any other series of outstanding Senior Debt Securities under the Indenture); provided, however, that the foregoing restrictions shall not apply to nor prevent the creation or existence of

     (a) any Lien upon any property or assets (together with receivables and intangibles related to such property or assets and the cash proceeds thereof) created at the time of the acquisition or construction of such property or assets by the Company or any Material Subsidiary or within one year after such time to secure all or a portion of the purchase price or construction costs (or Indebtedness incurred to finance such purchase price or construction costs) for such property or assets;

     (b) any Lien upon any property or assets (together with receivables and intangibles related to such property or assets and the cash proceeds thereof), existing thereon at the time of the acquisition thereof by the Company or any Material Subsidiary (whether or not the obligations secured thereby are assumed by the Company or any Subsidiary);

     (c) any Lien upon any property or assets (together with receivables and intangibles related to such property or assets and the cash proceeds thereof), whenever acquired, of any Person that becomes a Material Subsidiary after the date hereof, provided that (i) the instrument creating such Lien shall be in effect prior to the time such Person becomes a Material Subsidiary and (ii) such Lien shall only apply to properties or assets (together with receivables and intangibles related to such property or assets and the cash proceeds thereof) owned by such Person at the time it becomes a Material Subsidiary or thereafter acquired by it from sources other than the Company or another Material Subsidiary;

     (d) any extension, renewal or refunding of any Lien permitted by clauses
(a), (b) or (c) above on substantially the same property or assets theretofore subject thereto;

     (e) any Lien in favor of the Company and any Lien created or assumed by a Subsidiary in favor of another Subsidiary;

     (f) any Lien created or assumed by the Company or a Material Subsidiary in connection with the issuance of debt securities the interest on which is excludable from gross income of the holder of such security pursuant to the Internal Revenue Code of 1986, as amended, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by the Company or a Subsidiary;

     (g) any Lien existing in connection with any sale, securitization or monetization of receivables or other rights to receive payment of the Company and any of its Subsidiaries, so long as such sale, securitization or monetization is treated as a sale pursuant to applicable financial accounting standards; or

     (h) any Lien securing any Indebtedness in an amount which, together with all other Indebtedness secured by a Lien that is not otherwise permitted under the terms of clauses (a), (b), (c), (d), (e) or (f) above does not at the time of the incurrence of the Indebtedness so secured exceed 5% of Consolidated Net Tangible Assets of the Company and its Material Subsidiaries as shown on a balance sheet as of the date of the balance sheet contained in the Company's most recent periodic report in Form 10-K or 10-Q filed with the Commission prior to the date of such incurrence.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under generally accepted accounting principles, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with generally accepted accounting principles.

     "Consolidated Net Tangible Assets" means the total amount of assets, including all cash received from asset sales during the 12 months prior to the date of determination to the extent that such cash has not been reinvested, of the Company and its Subsidiaries on a consolidated basis (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any which are, by their terms, extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt premium or discount and expense and other like intangible assets, determined in accordance with generally accepted accounting principles.

     "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness or others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Lien" means (x) with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (y) the interest of the lessor under a lease incurred after the date hereof with a term of three years or more that should be, in accordance with generally accepted accounting principles, recorded as a capital lease.

     "Material Subsidiary" means each of (a) any Subsidiary of the Company whose percentage of the Consolidated Net Tangible Assets represented by such Subsidiary's portion of such Consolidated Net Tangible Assets (after intercompany eliminations) exceeds 10% as of the end of the most recently-completed fiscal quarter, and (b) any other Subsidiary which at the time shall have been designated by the Company as a Material Subsidiary in an officers' certificate delivered to the Trustee for such purpose.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Subsidiary" means, with respect to the Company at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the Company in the Company's consolidated financial statements if such financial statements were prepared in accordance with generally accepted accounting principles as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the Company or one or more subsidiaries of the Company or by the Company and one or more subsidiaries of the Company.

     12. The Debt Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 hereto (the "Form of Debt Securities").

                                                                       EXHIBIT 1

                               [FACE OF SECURITY]

[This Security is a global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in or pursuant to the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances. The Depository Trust Company, a New York corporation ("DTC"), shall act as the Depositary until a successor shall be appointed by the Company and the Security Registrar. Unless this certificate is presented by an authorized representative of DTC to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]*


Number ___________                                              $___________

                         PENNZOIL-QUAKER STATE COMPANY

                 [___% NOTE DUE 2009] [___% DEBENTURE DUE 2029]

                                                               CUSIP ___________

     PENNZOIL-QUAKER STATE COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which includes any successor Person under the Indenture hereinafter referred to), FOR VALUE RECEIVED, hereby PROMISES TO PAY TO _________________________________, or registered assigns, the principal sum of ______________________ Dollars[, or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities hereto,]* on _____________, [2009] [2029], and to pay interest thereon from _____________, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on _____________ and _____________ in each year, commencing ______________, 1999, at the rate of [___%] [___%] per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually

-------------
*  To be included in a global Security.

paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the _____________ or _____________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Houston, Texas, or, at the option of the Holder, in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments in respect of this Security, if in the form of a global Security, shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of this Security. In all other cases, at the option of the Company, payment of interest on this Security may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                              PENNZOIL-QUAKER STATE COMPANY



[SEAL]                        By:
                                 ---------------------------------
                                  Name:
                                  Title:

Attest:



---------------------------
Name:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Trustee



By _________________________
     Authorized Officer

                             [REVERSE OF SECURITY]

                         PENNZOIL-QUAKER STATE COMPANY

                 [___% NOTE DUE 2009] [___% DEBENTURE DUE 2029]

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 1, 1999 (herein called the "Indenture"), between the Company and Chase Bank of Texas, National Association (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to [$___,000,000] [$___,000,000].

          The Securities of this series shall be subject to redemption at the option of the Company prior to maturity as set forth pursuant to the Indenture. The Securities of this series shall not be subject to a sinking fund requirement.

          The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

          If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of all the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of all Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of this series at the time Outstanding, on behalf of the Holders of all Securities of this series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written requests, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.
As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common               UNIF GIFT MIN ACT - _____________
TEN ENT  - as tenants by entireties                                  (Cust)
JT TEN   - as joint tenants with
           right of survivorship and not as   Custodian for____________________
           tenants in common                                       (Minor)
                                               under Uniform Gifts to Minors
                                                Act of_________________________
                                                              (State)


    Additional abbreviations may also be used though not in the above list.

                           -------------------------

 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE


--------------------------------------


-------------------------------------------------------------------------------
Please print or typewrite name and address including postal zip code of assignee

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing

-------------------------------------------------------------------------------
to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated
     ------------------------------     ------------------------------
                                              Registered Holder

                      SCHEDULE OF EXCHANGES OF SECURITIES*

The following exchanges of a part of this global Security for other Securities have been made:



                                              Amount of          Principal Amount
                       Amount of             Increase in          of this Global          Signature of
                 Decrease in Principal    Principal Amount      Security following     authorized officer
   Date of          Amount of this             of this             such decrease          of Trustee or
 Exchange           Global Security        Global Security         (or increase)       Security Custodian
--------------   ---------------------   -------------------   ---------------------   -------------------



________________
* To be included in a global Security.